Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF WERNER ENTERPRISES, INC.

On January 27, 2026, Werner Enterprises, Inc. (the “Company” or “Werner”) acquired 100% of the equity interests of FirstEnterprises, Inc. ("FirstFleet"), a Tennessee corporation, pursuant to a Stock Purchase Agreement by and among the Company, Mary B. Wilson, Gary L. Wilson Family Trust, Gary L. Wilson GST-Exempt Family Trust, and Wilson Children 2020 GST-Exempt Trust. The Company acquired FirstFleet for $245.0 million, including a maximum $35.0 million earnout, based on gross revenue net of fuel surcharge for the period April 1, 2026, through March 31, 2027. Under a separate agreement, the Company also acquired real estate properties from FirstFleet for $37.8 million. The Company funded these transactions using its cash on hand, existing revolving credit facility and assumed capital leases. The purchase price allocated from this purchase is $220.6 million which values the earnout at $30 million and is net of the assumption of $57.1 million of capital lease liabilities.

The following unaudited pro forma Condensed Combined Balance Sheet (the “Pro forma Balance Sheet”) and the unaudited pro forma Condensed Combined Statement of Comprehensive Income (the “Pro forma Statement of Comprehensive Income” and together with the Pro forma Balance Sheet, the “Statements”), are based on the Company’s historical consolidated financial statements and FirstFleet’s historical combined financial statements as adjusted to give effect to the acquisition and the related financing transaction. The Pro forma Statement of Comprehensive Income for the year ended December 31, 2025 gives effect to these transactions as if they had occurred on January 1, 2025. The Pro forma Balance Sheet as of December 31, 2025 gives effect to these transactions as if they had occurred on December 31, 2025.

The historical consolidated financial information has been adjusted in the Statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the Pro forma Statement of Comprehensive Income, expected to have a continuing impact on the combined results following the acquisition. Due to the timing of the acquisition, the Statements, including the pro forma adjustments, are based on a provisional purchase price allocation which includes estimates of the fair value of assets acquired and liabilities assumed as of the date of the acquisition. The determination of estimated fair values requires management to make significant estimates and assumptions based on currently available information. The Company believes that the information available provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed; however, these provisional estimates are preliminary and may be adjusted upon the availability of new information regarding facts and circumstances which existed at the date of the acquisition. The Company expects to finalize the valuation of assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The Statements are provided for illustrative purposes only. The Statements are not necessarily indicative of what the combined company’s financial condition or results of operations actually would have been had the acquisition been completed as of the date indicated and do not purport to project the future financial condition and operating results of the combined company. The Pro forma Statement of Comprehensive Income does not reflect potential revenue enhancements, cost savings or operating synergies that the Company expects to realize after the acquisition. In addition, the Pro forma Statement of Income does not reflect one-time restructuring or non-recurring integration costs which may be incurred by the Company in connection with the acquisition.

The Statements should be read in conjunction with the accompanying notes. In addition, the Statements were based on and should be read in conjunction with:

•the historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2025, and the related notes included in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 26, 2026;
•the historical audited consolidated financial statements of FirstFleet as of and for the fiscal year ended March 31, 2025, and the related notes included in this Current Report on Form 8-K/A as Exhibit 99.1;
•the historical unaudited consolidated financial statements of FirstFleet as of and for the nine month periods ended December 31, 2025 and 2024, and the related notes included in this Current Report on Form 8-K/A as Exhibit 99.2.

WERNER ENTERPRISES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2025

(In thousands)	Werner Historical	FirstFleet Historical After Reclassifications (Note 2)	Pro Forma Adjustments	Reference	Werner and FirstFleet Combined
ASSETS
Current assets:
Cash and cash equivalents	$59,922	$—	$132,600	4(e)	$15,135
			(177,387)	(3)
Accounts receivable, trade, less allowance	394,933	78,188	(950)	4(a)	472,171
Other receivables	20,398	—	—		20,398
Inventories and supplies	12,104	1,934	—		14,038
Prepaid expenses	57,184	8,857	—		66,041
Assets held for sale	32,643	—	—		32,643
Other current assets	35,665	3,131	—		38,796
Total current assets	612,849	92,110	(45,737)		659,222
Property and equipment, at cost	2,901,984	259,691	(84,118)	4(a)	3,077,557
Less – accumulated depreciation	1,111,480	139,309	(139,309)	4(a)	1,111,480
Property and equipment, net	1,790,504	120,382	55,191		1,966,077
Goodwill	129,104	—	15,340	4(a)	144,444
Intangible assets, net	44,603	—	22,600	4(a) 4(d)	67,203
Finance lease right-of-use assets, net	—	72,194	(11,556)	4(a)	60,638
Operating lease right-of-use assets, net	39,703	75,067	2,272	4(a)	117,042
Other non-current assets	271,911	11,715	(10,876)	4(a)	272,750
Total assets	$2,888,674	$371,468	$27,234		$3,287,376
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$95,084	$9,272	$—		$104,356
Insurance and claims accruals	99,827	21,518	19,600	4(a)	140,945
Accrued payroll	51,442	7,150	(24,835)	4(a)	33,757
Accrued expenses	16,199	2,086	—		18,285
Current maturities of operating lease liabilities	15,451	35,880	—		51,331
Current maturities of finance lease liabilities	—	27,811	—		27,811
Other current liabilities	36,781	—	13,236	(3)	50,400
			383	4(f)
Total current liabilities	314,784	103,717	8,384		426,885
Long-term debt, net of current portion	752,000	14,039	(14,039)	4(a)	884,600
			132,600	4(e)
Operating lease liabilities, less current maturities	26,470	40,849	—		67,319
Finance lease liabilities, less current maturities	—	32,101	—		32,101
Other long-term liabilities	26,080	7,236	(7,240)	4(a)	56,076
	—		30,000	(3)
Insurance and claims accruals, net of current portion	112,126	7,870	—		119,996
Deferred income taxes	266,209	12,909	—		279,118
Total liabilities	1,497,669	218,721	149,705		1,866,095
Commitments and contingencies
Temporary equity - redeemable noncontrolling interest	28,113	3,623	(3,623)	4(g)	28,113

(In thousands)	Werner Historical	FirstFleet Historical After Reclassifications (Note 2)	Pro Forma Adjustments	Reference	Werner and FirstFleet Combined
Stockholders’ equity:
Common stock	805	—	—		805
Paid-in capital	144,641	—	—		144,641
Retained earnings	1,904,572	163,124	(163,124)	4(g)	1,934,848
			30,659	4(a)
			(383)	4(f)
Accumulated other comprehensive loss	(16,075)	—	—		(16,075)
Treasury stock, at cost	(671,051)	(14,000)	14,000	4(g)	(671,051)
Total stockholders’ equity	1,362,892	149,124	(118,848)		1,393,168
Total liabilities, temporary equity and stockholders’ equity	$2,888,674	$371,468	$27,234		$3,287,376

WERNER ENTERPRISES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2025

(In thousands, except per share amounts)	Werner Historical	FirstFleet Historical After Reclassifications (Note 2)	Pro Forma Adjustments	Reference	Werner and FirstFleet Combined
Operating revenues	$2,974,396	$618,093	$—		$3,592,489
Operating expenses:
Salaries, wages and benefits	1,000,825	265,300	(2,700)	4(b)	1,263,425
Fuel	247,801	87,661	—		335,462
Supplies and maintenance	248,212	52,832	—		301,044
Taxes and licenses	90,472	7,531	—		98,003
Insurance and claims	115,993	79,141	—		195,134
Depreciation and amortization	286,321	45,034	1,921	4(c)	335,536
			2,260	4(d)
Rent and purchased transportation	902,825	57,314	—		960,139
Communications and utilities	15,863	4,873	—		20,736
Restructuring and impairment	44,225	—	—		44,225
Other	10,202	5,311	(383)	4(f)	15,130
Total operating expenses	2,962,739	604,997	1,098		3,568,834
Operating income	11,657	13,096	(1,098)		23,655
Other expense (income):
Interest expense	39,053	3,299	6,160	4(e)	48,512
Interest income	(5,634)	—	—		(5,634)
Loss on investments in equity securities	68	—	—		68
Earnings from equity method investment	(656)	—	—		(656)
Other	(385)	—	—		(385)
Total other expense, net	32,446	3,299	6,160		41,905
Income (loss) before income taxes	(20,789)	9,797	(7,258)		(18,250)
Income tax expense	2,209	898	(250)	4(i)	2,857
Net income (loss)	(22,998)	8,899	(7,008)		(21,107)
Net loss (income) attributable to noncontrolling interest	8,599	(4,830)	4,830	4(h)	8,599
Net income (loss) attributable to Werner	$(14,399)	$4,069	$(2,178)		$(12,508)
Loss per share:
Basic	$(0.24)				$(0.21)
Diluted	$(0.24)				$(0.21)
Weighted-average common shares outstanding:
Basic	60,607				60,607
Diluted	60,607				60,607

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1) BASIS OF PRESENTATION

The Statements are based on the Company’s historical consolidated financial statements and FirstFleet’s historical consolidated financial statements after giving effect to the acquisition, the related financing transactions and the assumptions and adjustments described in the notes herein. Certain financial statement line items included in FirstFleet’s historical presentation have been reclassified in order to conform to the Company’s financial statement line item presentation as described in Note 2 to the Statements.

The Statements have been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles (“GAAP”). Under these accounting standards, the total purchase price was calculated as described in Note 3 to the Statements, and the assets acquired and the liabilities assumed have been presented at their estimated fair values.

(2) RECLASSIFICATION ADJUSTMENTS

Refer to the table below for a summary of reclassification adjustments made to conform the presentation of the FirstFleet Historical Balance Sheet with that of the Werner’s Historical Balance Sheet (in thousands):

		December 31, 2025
FirstFleet Historical Balance Sheet Line Item	Werner Historical Balance Sheet Line Item	FirstFleet Balance	Reclassification		FirstFleet Reclassified Balance
Cash and cash equivalents	Cash and cash equivalents	$—	$—		$—
Accounts receivable, net	Accounts receivable, trade, less allowance	78,188	—		78,188
	Other receivables	—	—		—
	Inventories and supplies	—	1,934	(1)	1,934
	Prepaid expenses	—	8,857	(2)	8,857
Other current assets	Other current assets	13,922	(10,791)	(1) (2)	3,131
	Property and equipment, at cost	—	259,691	(3)	259,691
	Accumulated depreciation	—	(139,309)	(4)	(139,309)
Property and equipment, net		120,382	(120,382)	(3) (4)	—
Finance lease right-of-use assets, net	Finance lease right-of-use assets, net	72,194	—		72,194
Operating lease right-of-use assets, net	Operating lease right-of-use assets, net	75,067	—		75,067
	Goodwill	—	—		—
	Intangible assets, net	—	—		—
Other assets	Other non-current assets	11,715	—		11,715
Accounts payable	Accounts payable	9,272	—		9,272
Claims and insurance accruals	Insurance and claims accruals	21,518	—		21,518
	Accrued payroll	—	7,150	(5)	7,150
Accrued expenses	Accrued expenses	9,236	(7,150)	(5)	2,086
	Other current liabilities	—	—		—
Current maturities of operating lease liabilities	Current maturities of operating lease liabilities	35,880	—		35,880
Current maturities of finance lease liabilities	Current maturities of finance lease liabilities	27,811	—		27,811
	Long-term debt, net of current portion	—	14,039	(6)	14,039
Notes payable		14,039	(14,039)	(6)	—
Other liabilities	Other long-term liabilities	15,106	(7,870)	(7)	7,236
Operating lease liabilities, less current maturities	Operating lease liabilities, less current maturities	40,849	—		40,849

		December 31, 2025
FirstFleet Historical Balance Sheet Line Item	Werner Historical Balance Sheet Line Item	FirstFleet Balance	Reclassification		FirstFleet Reclassified Balance
Finance lease liabilities, less current maturities	Finance lease liabilities, less current maturities	32,101	—		32,101
	Insurance and claims accruals, net of current portion	—	7,870	(7)	7,870
Deferred tax liability	Deferred income taxes	12,909	—		12,909
	Commitments and contingencies	—	—		—
	Temporary equity - redeemable noncontrolling interest	3,623	—		3,623
	Common stock	—	—		—
	Paid-in capital	—	—		—
	Retained earnings	163,124	—		163,124
	Accumulated other comprehensive loss	—	—		—
	Treasury stock, at cost	(14,000)	—		(14,000)
(1) Reclassification of $1,934 of other current assets to inventories and supplies.
(2) Reclassification of $8,857 of other current assets to prepaid expenses.
(3) Reclassification of $259,691 of property and equipment, net to property and equipment, at cost.
(4) Reclassification of $139,309 of property and equipment, net to accumulated depreciation.
(5) Reclassification of $7,150 of accrued expenses to accrued payroll.
(6) Reclassification of $14,039 of notes payable to long-term debt, net of current portion.
(7) Reclassification of $7,870 of other liabilities to insurance and claims accruals, net of current portion.

Refer to the table below for a summary of reclassification adjustments made to conform the presentation of the FirstFleet Historical Statement of Income with that of the Werner’s Historical Statement of Income (in thousands):

		Year Ended December 31, 2025
FirstFleet Historical Statement of Income Line Item	Werner Historical Statement of Income Line Item	FirstFleet Balance	Reclassification		FirstFleet Reclassified Balance
Revenue	Operating revenues	618,093	—		618,093
Wages and benefits	Salaries, wages and benefits	265,300	—		265,300
	Fuel	—	87,661	(1)	87,661
	Supplies and maintenance	—	52,832	(2)	52,832
Fuel and operating supplies		140,493	(140,493)	(1) (2)	—
Operating taxes and licenses	Taxes and licenses	7,531	—		7,531
Claims and insurance	Insurance and claims	79,141	—		79,141
Depreciation and amortization	Depreciation and amortization	45,034	—		45,034
Rent and lease expense	Rent and purchased transportation	44,616	12,698	(3)	57,314
Purchased transportation		12,698	(12,698)	(3)	—
Communications and utilities	Communications and utilities	4,873	—		4,873
	Restructuring and impairment	—	—		—
	Other	—	5,311	(4)	5,311
Gain on disposals of property and equipment		(5,229)	5,229	(4) (5)	—
General supplies and other operating expenses		10,540	(10,540)	(5)	—
Interest expense	Interest expense	3,299	—		3,299
	Interest income	—	—		—
	Loss on investments in equity securities	—	—		—

		Year Ended December 31, 2025
FirstFleet Historical Statement of Income Line Item	Werner Historical Statement of Income Line Item	FirstFleet Balance	Reclassification	FirstFleet Reclassified Balance
	Earnings from equity method investment	—	—	—
	Other	—	—	—
Provision for income taxes	Income tax expense	898	—	898
Net income attributable to noncontrolling interest	Net loss attributable to noncontrolling interest	(4,830)	—	(4,830)
(1) Reclassification of $87,661 of fuel and operating supplies to fuel.
(2) Reclassification of $52,832 of fuel and operating supplies to supplies and maintenance.
(3) Reclassification of $12,698 of purchased transportation to rent and purchased transportation.
(4) Reclassification of $5,229 of gain on disposals of property and equipment to other.
(5) Reclassification of $10,540 of general supplies and other operating expenses to other.

(3) PROVISIONAL PURCHASE PRICE ALLOCATION

The provisional purchase price has been allocated to the tangible and intangible assets and liabilities of FirstFleet based on their estimated fair values. The amounts and components of the provisional purchase price are presented in the table below (in thousands):

Provisional Purchase Price
Cash consideration paid at closing	$177,387
Contingent consideration arrangement	30,000
Deferred cash payments	13,236
Total provisional purchase price (fair value of consideration)	$220,623
The provisional purchase price allocation for FirstFleet is summarized as follows (in thousands):

Provisional Purchase Price Allocation (a)
Accounts receivable, trade, less allowance	$77,250
Inventories and supplies	1,927
Prepaid expenses	8,007
Other current assets	3,130
Property and equipment, at cost	175,573
Accumulated depreciation	—
Goodwill	15,340
Intangible assets	22,600
Finance lease right-of-use assets, net	57,195
Operating lease right-of-use assets, net	74,230
Other non-current assets	873
Total assets acquired	436,125
Accounts payable	10,464
Insurance and claims accruals	34,028
Accrued payroll	16,035
Accrued expenses	2,721
Current maturities of operating lease liabilities	35,627
Current maturities of finance lease liabilities	26,900
Other current liabilities	50

Provisional Purchase Price Allocation (a)
Long-term debt, net of current portion	—
Operating lease liabilities, less current maturities	38,602
Finance lease liabilities, less current maturities	30,296
Other long-term liabilities	—
Insurance and claims accruals, net of current portion	7,870
Deferred income taxes	12,909
Total liabilities assumed	215,502
Total provisional purchase price allocated	$220,623
(1) FirstFleet historical balances as of December 31, 2025, after giving effect to reclassifications. See Note 2 for reclassification details.

(4) PRO FORMA ADJUSTMENTS

Adjustments under the heading “Pro Forma Adjustments” in the accompanying Statements represent the following:

(a) Reflects the recording of the acquisition under the acquisition method of accounting. The total provisional purchase price has been allocated to the tangible and intangible assets and liabilities of FirstFleet based on their estimated fair values. The amounts and components of the provisional purchase price, along with the provisional allocation of the purchase price are presented in Note 3.

(b) Reflects payroll removed for employees who were part of business operations not subject to the purchase agreement.

(c) The Company has preliminarily allocated $175.6 million of the purchase price to property and equipment. The estimated fair values of property and equipment were determined, with the assistance of an independent third-party valuation firm, using the cost approach supported where available by observable market data, which includes consideration of functional and economic obsolescence. The Company estimated the weighted average useful lives of the assets based on the current condition and expected future use of the assets.

The following table summarizes the major classes of property and equipment and the respective weighted-average estimated useful lives using a straight-line method of depreciation and amortization (in thousands):

	Estimated Fair Value	Weighted- Average Estimated Useful Life (Years)	Year Ended December 31, 2025 Depreciation and Amortization Expense
Land	$16,155	N/A	N/A
Buildings and improvements	21,597	30.0	720
Revenue equipment	130,585	2.9	45,029
Service equipment and other	7,236	6.0	1,206
	$175,573		46,955
Less: FirstFleet’s historical depreciation and amortization expense			(45,034)
Pro forma adjustment			$1,921

A hypothetical change of 10% in the valuation of property and equipment would result in a corresponding increase or decrease in depreciation and amortization expense of $4.7 million for the year ended December 31, 2025. Any changes to the initial fair value estimates will be recorded as adjustments to property and equipment with the residual amounts allocated to goodwill.

(d) The Company has preliminarily allocated $22.6 million of the purchase price to intangible assets, consisting of customer relationships. The estimated fair values of intangible assets were determined, with the assistance of an independent third-party valuation firm, using the multi-period excess earnings method for customer relationships. The method is a form of the income approach, which requires a forecast of all the expected future cash flows.

The following table summarizes the intangible assets and the respective weighted-average estimated amortization period (in thousands):

	Estimated Fair Value	Weighted- Average Estimated Useful Life (Years)	Year Ended December 31, 2025 Amortization Expense
Customer relationships	$22,600	10.0	$2,260
Pro forma adjustments	$22,600		2,260

A hypothetical change of 10% in the valuation of intangible assets would result in a corresponding increase or decrease in amortization expense of $0.2 million for the year ended December 31, 2025. Any changes to the initial fair value estimates will be recorded as adjustments to intangible assets with the residual amounts allocated to goodwill.

(e) The Company borrowed $132.6 million under its existing unsecured credit facility to fund a portion of the cash consideration paid in the acquisition. In connection with the completion of the acquisition, the note payable owed by FirstFleet was repaid by the Company.

The following table summarizes the net increase to interest expense resulting from the additional debt incurred to finance a portion of the cash consideration paid in the acquisition, less the effects of repaying FirstFleet’s note payable and deferred compensation plan in connection with the completion of the acquisition (in thousands):

Year Ended December 31, 2025
Interest expense for the revolving credit facility borrowing	$7,147
Elimination of interest expense for FirstFleet’s note payable	(277)
Elimination of interest expense for FirstFleet’s deferred compensation plan	(710)
Pro forma adjustments	$6,160

The interest expense for the year ended December 31, 2025 was calculated using an estimated interest rate of 5.39%, which represents the actual aggregate effective interest rate on the Company’s unsecured credit facility as of December 31, 2025. The variable interest rate on the unsecured credit facility is based on one-month Term Secured Overnight Financing Rate, plus a margin. A hypothetical 1/8 percent increase or decrease in the annual interest rate would result in a charge in the pre-tax interest expense of $0.2 million for the year ended December 31, 2025.

(f) Reflects $0.4 million of liabilities recorded for the Company’s estimated transaction costs directly attributable to the acquisition. These estimated transaction costs, which are directly attributable to the acquisition, are not reflected in the Pro Forma Statement of Income, as these costs will not have an ongoing impact.

(g) The historical equity accounts, including the temporary equity - redeemable noncontrolling interest, for FirstFleet were eliminated as a result of the acquisition.
(h) Reflects the removal of the reduction of net income attributable to noncontrolling interest. The Company acquired real estate properties from the noncontrolling interest of FirstFleet under a separate agreement which was used to generate the net income attributable to noncontrolling interest.
(i) Reflects 25.5% effective tax rate applied to pro forma adjustments and historical FirstFleet net income.